Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13G to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock of Trebia Acquisition Corp. This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated:  February 16, 2021

BGPT TREBIA, LP
By its general partner, Bridgeport Partners GP LLC

/s/ Frank R. Martire, Jr.
Name: Frank R. Martire, Jr.
Title: Member

/s/ Frank Martire, III
Name: Frank Martire, III
Title: Member

BRIDGEPORT PARTNERS GP LLC

/s/ Frank R. Martire, Jr.
Name: Frank R. Martire, Jr.
Title: Member

/s/ Frank Martire, III
Name: Frank Martire, III
Title: Member

FRANK R. MARTIRE, JR.

/s/ Frank R. Martire, Jr.
Name: Frank R. Martire, Jr.

FRANK MARTIRE, III

/s/ Frank Martire, III
Name: Frank Martire, III